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                                                                    EXHIBIT 99.1

United States Securities and Exchange Commission
450 Fifth Street NW
Washington, DC  50249

      Re:   Medwave, Inc.
            File No. 0-26192
            Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Ladies and Gentleman:

      In connection with the Quarterly Report of Medwave Inc. (the "Company") on Form 10-Q for the quarter ended October 31, 2002 as filed with the Securities and Exchange Commission (the "Report"), I, Timothy O'Malley, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

  (1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable of the Securities Exchange Act of 1934, as amended; and

  (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

      This certification is provided solely pursuant to 18 U.S.C. Section 1350 and shall not be deemed to be a part of the Report or "filed" for any other purpose whatsoever.

Date: February 28, 2003               Medwave, Inc.


                                      By: /s/ Timothy J. O'Malley
                                          -------------------------------------
                                          Timothy J. O'Malley
                                          President and Chief Executive Officer
                                          (Principal Executive Officer and
                                                Principal Financial Officer)




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